Exhibit 31.2.1
Certification of Chief Financial Officer
Pursuant to Securities Exchange Act Rule 13a-14(a) or Rule 15d-14(a)
I, Edward J. Puisis, certify that:
1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Dayton Superior Corporation;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Omitted]

4.	[Omitted]

5.	[Omitted]

April 1, 2009	/s/Edward J. Puisis

Edward J. Puisis
Executive Vice President and Chief Financial Officer